Exhibit 5

EE/1155/CA107395.2
Direct Dial : 618 1107

August 13, 2010

To:	Board of Directors
TBS International PLC
Arthur Cox Building
Earlsfort Terrace
Dublin 2
Ireland

RE:  TBS International PLC

Dear Sirs,

1.	Basis of Opinion

1.1
We are acting as Irish counsel to TBS International plc, a public company limited by shares, incorporated under the laws of Ireland, with its registered office at Arthur Cox Building, Earlsfort Terrace, Dublin 2, Ireland (the “Company”) and give this opinion at the request and with the consent of the Company in connection with the registration statement on Form S-8 to be filed with the United States Securities and Exchange Commission (the “SEC”) on or around the date hereof under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the issue of 3,000,000 Class A ordinary shares with nominal value US$0.01 per share of the Company (the “Shares”) that may be delivered pursuant to the Company’s Amended and Restated TBS International 2005 Equity Incentive Plan (the “Plan”).

1.2
This Opinion is confined to and given in all respects on the basis of the laws of Ireland (meaning Ireland exclusive of Northern Ireland) in force as at the date hereof as currently applied by the courts of Ireland. We have made no investigation of and we express no opinion as to the laws of any other jurisdiction or the effect thereof.

1.3	This Opinion is also strictly confined to:

(a)	the matters expressly stated herein at paragraph 2 below and is not to be read as extending by implication or otherwise to any other matter;

(b)	the Registration Documents (as defined in the Schedule); and

(c)	the searches listed at paragraph 1.5 below.

We express no opinion, and make no representation or warranty, as to any matter of fact or in respect of any documents which may exist in relation to the Plan other than the Registration Documents.

1.4	For the purpose of giving this Opinion, we have examined copies sent to us by email in pdf or other electronic format of the Registration Documents.

1.5
For the purpose of giving this Opinion, we have caused to be made legal searches against the Company on 13 August 2010 on the file of the Company maintained by the Irish Registrar of Companies in Dublin for returns of allotments, special resolutions amending the memorandum and articles of association of the Company and notice of the appointment of directors and secretary of the Company and for the appointment of any receiver, examiner or liquidator.

1.6	This Opinion is governed by and is to be construed in accordance with the laws of Ireland as interpreted by the courts of Ireland at the date hereof. This Opinion speaks only as of its date.

2.	Opinion

Subject to the assumptions set out in this Opinion and to any matters not disclosed to us, we are of the opinion that:-

2.1	The Company is a public company limited by shares, is duly incorporated and validly existing under the laws of Ireland and has the requisite corporate authority to issue the Shares;

2.2
When the Shares have been issued (and, if required, paid for in cash) pursuant to and in accordance with the terms and conditions referred to or summarized in the applicable resolutions and the Plan, the Shares will be validly issued, fully paid up and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares); and

2.3	the Shares are unrestricted and are not required to bear a restrictive legend under Irish law.

3.	Assumptions

For the purpose of giving this Opinion, we assume the following without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption:

Compliance with Plan

3.1
that any Shares granted pursuant to the Plan will be paid up in consideration of the receipt by the Company prior to, or simultaneously with, the issue of the Shares pursuant thereto of cash at least equal to the nominal value of such Shares and that where Shares are issued under the Plan without the requirement for the payment of cash consideration by or on behalf of the relevant beneficiary, then such shares shall either be fully paid up by the Company or one of its subsidiaries within the time permitted by Section 29(1) of the Companies (Amendment) Act 1983 (and, in the case of the Company or a subsidiary incorporated in Ireland, in a manner permitted by section 60(12) of the Companies Act 1963 (as amended)) or issued for consideration as set out in Section 30(2) of the Companies (Amendment) Act 1983;

3.2	that the Shares will be delivered pursuant to and in compliance with the terms of the Plan and the applicable award certificates;

Authenticity and bona fides

3.3
the completeness and authenticity of all documents submitted to us as originals or copies of originals and (in the case of copies) conformity to the originals of copy documents and the genuineness of all signatories, stamps and seals thereon;

3.4
where incomplete Registration Documents have been submitted to us or signature pages only have been supplied to us for the purposes of issuing this Opinion, that the originals of such Registration Documents correspond in all respects with the last draft of the complete Registration Documents submitted to us;

3.5
that the Registration Documents will be executed in a form and content having no material difference to the drafts provided to us, will be delivered by the parties thereto, and that the terms thereof will be observed and performed by the parties thereto;

3.6
that the copies produced to us of minutes of meetings and/or of resolutions correctly record the proceedings at such meetings and/or the subject matter which they purport to record and that any meetings referred to in such copies were duly convened, duly quorate and held, that those present at any such meetings were entitled to attend and vote at the meeting and acted bona fide throughout and that no further resolutions have been passed or other action taken which would or might alter the effectiveness thereof;

3.7	the truth, completeness and accuracy of all representations and statements as to factual matters contained in the Registration Documents;

Accuracy of searches and warranties

3.8
the accuracy and completeness of the information disclosed in the searches referred to in paragraph 1.5 above and that such information has not since the time of such search or enquiry been altered.  It should be noted that searches at the Companies Registration Office, Dublin, do not necessarily reveal whether or not a prior charge has been created or a resolution has been passed or a petition presented or any other action taken for the winding-up of or the appointment of a receiver or an examiner to the Company; and

Commercial Benefit

3.9
that the Registration Documents have been entered into for bona fide commercial purposes, on arm’s length terms and for the benefit of each party thereto and are in those parties’ respective commercial interest and for their respective corporate benefit.

4.	Disclosure

This Opinion is addressed to you in connection with the registration of the Shares with the SEC. We hereby consent to the inclusion of this Opinion as an exhibit to the registration Statement to be filed with the SEC. In giving this consent, we do not thereby admit that we are in a category of person whose consent is required under Section 7 of the Securities Act.  This opinion may not be assigned, quoted or used without our prior written consent.  The opinions set forth herein are rendered as of the date hereof and we will not supplement this opinion with respect to changes in the law or factual matters subsequent to the date hereof.

Yours faithfully,

/s/ Arthur Cox
ARTHUR COX

SCHEDULE

Registration Documents

1.	A copy of the Plan.

2.	A copy of the shareholder’s resolution of the Company adopting the Memorandum and Articles of Association of the Company and approving the issued of shares pursuant to the Plan dated 8 December 2009.

3.
A copy of the resolutions of the board of directors of the Company dated 27 October 2009 regarding the adoption by the Company of the Plan, the approval of the Company’s acquisition of TBS International Limited pursuant to the Scheme of Arrangement under section 99 of the Companies Act 1981 of Bermuda between TBS International Limited and its common shareholders sanctioned by the Supreme Court of Bermuda on 6 January 2010.

4.	A deed poll of assumption of the Company relating to the Plan dated 7 January 2010.

5.	A copy of the resolution of the board of directors of the TBS International Limited regarding the registration of the Shares dated 19 October 2009.

6.	A copy of the Memorandum and Articles of Association of the Company in the form adopted by resolution of the shareholders of the Company on 8 December 2009.

7.	A copy of the Certificate of Incorporation of the Company dated and executed 20 October 2009.